LETTER OF TRANSMITTAL

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND

Tendered Pursuant to the Offer to Purchase
Dated NOVEMBER 4, 2025

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.

BY DECEMBER 4, 2025.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON DECEMBER 4, 2025,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Hamilton Lane Private Infrastructure Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (888) 882-8212

Fax: (816) 860-3140

Email: AutoAIProcessing@umb.com*

*IMPORTANT: This email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Please submit one Tender Offer per email. Supporting documentation may be sent as additional attachments.

Letter of Transmittal Page 1 of 4

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Hamilton Lane Private Infrastructure Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated November 4, 2025 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal within 5 business days of the date of determination of the Fund’s net asset value as of the December 31, 2025, or at a later date determined by the Fund if the Offer is extended.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL, FAX OR EMAIL TO:

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND, c/o UMB FUND SERVICES, INC., 235 W. GALENA Street, MILWAUKEE, WI 53212, Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (888) 882-8212 OR FAX: (816) 860-3140.

EMAIL: AUTOAIPROCESSING@UMB.COM (IMPORTANT: THIS EMAIL WILL NOT REPLY TO RESPONSES, FOR INQUIRIES RELATED TO YOUR TENDER OFFER PLEASE USE THE PHONE NUMBER ABOVE. ALL EMAILS SENT TO THE AUTOMATED INBOX WILL BE AUTO ENCRYPTED; ANY DOCUMENTS WITH ADDITIONAL ENCRYPTION OR PASSWORD PROTECTION WILL NOT BE RECEIVED. PLEASE SUBMIT ONE TENDER OFFER PER EMAIL. SUPPORTING DOCUMENTATION MAY BE SENT AS ADDITIONAL ATTACHMENTS).

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Valuation Date: December 31, 2025

Tender Expiration Date: 11:59 p.m. ET, December 4, 2025

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL, FAX OR EMAIL TO:

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	FOR ADDITIONAL INFORMATION: PHONE: (888) 882-8212 FAX: (816) 860-3140 EMAIL : AUTOAIPROCESSING@UMB.COM

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐	Class Y (XHIYX)
☐	Class I (XHIIX)
☐	Class R (XHIRX)

If tendering more than one share class, please submit a separate form for each class

☐ Entire amount of Shares

-or-

☐ Portion of Shares           $______________         or              ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $10,000 (except as a result of pro ration), the Board of Trustees of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: PROCEEDS FROM TAX DEFERRED AND TAX EXEMPT REGISTRATION TYPES ARE REQUIRED TO BE RETURNED TO THE CUSTODIAN ON RECORD.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.